EXHIBIT 99.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.(S) 1350, as adopted), I, Michael J. Ruane, Chief Financial Officer of SunGard Data Systems Inc. (the “Company”), hereby certify that to my knowledge:

1. The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2003 (the “Periodic Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 14, 2003

/s/ MICHAEL J. RUANE
Michael J. Ruane Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to SunGard Data Systems Inc. and will be retained by SunGard Data Systems Inc. and furnished to the Securities and Exchange Commission or its staff upon request. This certification “accompanies” the Form 10-Q to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of SunGard Data Systems Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.